Exhibit 10.1

FORM OF WAIVER TO SENIOR NOTE

This WAIVER (this “Waiver”) is entered into effective as of August 21, 2024 (the “Waiver Effective Date”), by and among the parties hereto.

RECITALS

WHEREAS, Aditxt, Inc., a Delaware corporation (the “Company”) and the undersigned holder (the “Holder”) are parties to that certain Senior Note, dated as of May 24, 2024 (the “Note”). Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Note; and

WHEREAS, the parties waive certain terms of the Note on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Waiver, the parties hereto hereby agree as follows:

AGREEMENT

1. The Holder hereby waives, in part, the definition of “Maturity Date” in the Note such that “August 22, 2024”, as used therein shall be deemed to be replaced with “September 30, 2024”.

2. Effect of Waiver; Ratification of Agreement. Except as set forth herein, all of the terms and provisions of the Note are hereby ratified and shall continue in full force and effect, and this Waiver shall be considered part of, and shall be subject to all other provisions of, the Note.

3. Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first (1st) Business Day after the date of this Waiver, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Exchange Act, to the extent they are required to be filed under the Exchange Act, that have not previously been filed with the SEC by the Company as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

4. Governing Law. This Waiver shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

5. Counterparts; Electronic Execution and Delivery. This Waiver may be executed and delivered by facsimile, or by any other electronic means, and in multiple counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Waiver, effective as of the date first written above.

COMPANY:

ADITXT, INC.

By:
Name:	Amro Albanna
Title:	Chief Executive Officer

HOLDER

By:
Name:
Title:

[Signature Page to Waiver to Senior Note]